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                                  EXHIBIT 21.1

                                 Synopsys, Inc.

                                  Subsidiaries

 Name                                           Jurisdiction of Incorporation
 ----                                           -----------------------------

 Nihon Synopsys K.K.                                                    Japan

 Synopsys GmbH                                                        Germany

 Synopsys Holding Co.                                                  U.S.A.

 Synopsys (India) Pvte. Ltd.                                            India

 Synopsys International, Inc.                             U.S. Virgin Islands

 Synopsys Italia, SRL                                                   Italy

 Synopsys Korea, Inc.                                                   Korea

 Synopsys (Northern Europe) Ltd.                               United Kingdom

 Synopsys SARL                                                         France

 Synopsys Scandinavia AB                                               Sweden

 Synopsys Singapore Pte. Ltd.                                       Singapore

 Arkos Design, Inc.                                                    U.S.A.

 Synthesis and Optimisation Systems Ltd.                               Israel